Exhibit 4 – Specimen Stock Certificate

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

                                NUMBER                                                                                                           SHARES

                        COMMON STOCK

PANA-MINERALES S.A.
COMMON STOCK  100,000,000 AUTHORIZED, $.001 PAR VALUE

                            CUSIP – 698097 102

THIS CERTIFIES THAT

is the Owner of

Shares of the Capital Stock of

PANA-MINERALES S.A.

transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

In Witness Whereof the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereunto affixed at
                                 this  day of  A.D.                     .

Pana-Minerales S.A.                        HECTOR FRANSCISO VASQUEZ DAVIS

             Seal                                                                           President                &              Secretary
          Nevada

Transfer Agent:
Action Stock Transfer Corp.
Suite 300 – 7069 S. Highland Drive
Salt lake City, Utah, 84121

                    Shares                      Each